Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-18801 and No. 33-55695) of The Marcus Corporation of our report dated July 21, 1995, with respect to the consolidated financial statements of The Marcus Corporation included in this Annual Report (Form 10-K) for the year ended May 25, 1995.



                            ERNST & YOUNG LLP




   Milwaukee, Wisconsin
   August 23, 1995